UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 15, 2014

SUNCOKE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35243	90-0640593
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600 Lisle, Illinois	60532
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (630) 824-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

On December 15, 2014, SunCoke Energy, Inc. (the “Company”) announced the implementation of a phased plan to scale back its Coal Mining business, while continuing to pursue opportunities to sell all or a portion of that business. The Company’s initial actions include elimination of approximately 175 positions, idling of certain mines and reduction of annual mid-vol coal production from approximately 1.1 million tons to about 500 thousand tons. If the Company does not succeed in selling its Coal Mining business and mining becomes less economical than procuring coal from third-party sources, the Company may idle its remaining mines, demolish its existing coal preparation plant and purchase the coal requirements for its Jewell Coke cokemaking facility from third-parties.

In connection with these actions, the Company expects to incur one-time cash costs of $25 million to $35 million, including:

(a)	previously disclosed estimated expense of $10 million, relating mainly to contract terminations, to be incurred primarily in fourth quarter 2014;

(b)	anticipated employee severance and other one-time costs to idle mines of $10 million to $15 million, to be recognized in fourth quarter 2014 and early 2015; and

(c)	expected capital expenditures of $5 million to $10 million in 2015 to demolish the existing coal preparation plant and install additional coal handling and storage units to enable third-party coal purchases for the Company’s Jewell Coke cokemaking facility.

In addition, the Company expects to recognize non-cash charges related to workers’ compensation, asset reclamation, black lung liability and other post-employment benefits liabilities. The Company estimates that, due to anticipated changes in discount rates and claim approval rates, its incremental black lung charge in fourth quarter 2014 will be approximately $15 million versus the original estimate of $8 million.

A copy of the press release announcing these actions is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 2.06. Material Impairments.

In addition to the actions referenced in Item 2.05 (“Costs Associated with Exit or Disposal Activities”) above, the Company also intends to evaluate the long-lived assets of its Coal Mining business to determine if the carrying value of such assets is recoverable.

Safe Harbor Statement

Statements contained in this report, or in the exhibit to this report, that state the Company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	SunCoke Energy, Inc. Press Release (December 15, 2014).

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOKE ENERGY, INC. (Registrant)

By:	/s/ Fay West
Fay West Senior Vice President and Chief Financial Officer

Date: December 15, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	SunCoke Energy, Inc. press release (December 15, 2014)